UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 14, 2023

(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837

(Address of principal executive offices, including zip code)

(407) 245-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 14, 2023, Darden Restaurants, Inc., a Florida corporation (“Parent”), completed its acquisition of Ruth’s Hospitality Group, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 2, 2023, among Parent, Ruby Acquisition Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Merger Sub”), and the Company.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on May 16, 2023, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a price of $21.50 per Share (the “Merger Consideration”), in cash, without interest (but subject to applicable withholding).

The Offer was not extended and the Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., New York City time, on Tuesday, June 13, 2023 (the “Offer Expiration Time”). American Stock Transfer & Trust Company, LLC, the depositary and paying agent for the Offer, advised Merger Sub that, as of the Offer Expiration Time, 22,853,263 Shares (excluding, for the avoidance of doubt, Shares presented pursuant to guaranteed delivery procedures which Shares have not yet been “received,” as such term is defined by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)) were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 71.2% of the issued and outstanding Shares as of the Offer Expiration Time. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the condition that the number of Shares validly tendered and not validly withdrawn prior to the Offer Expiration Time, together with any Shares owned by Parent, Merger Sub or any of their affiliates, represents at least one more Share than 50% of the total number of Shares outstanding as of the Offer Expiration Time. As all conditions to the Offer were satisfied or waived, Merger Sub irrevocably accepted for payment all such Shares validly tendered into and not validly withdrawn from the Offer and will promptly pay for all such Shares in accordance with the Offer.

As a result of its acceptance of the Shares validly tendered in the Offer, Merger Sub acquired a sufficient number of Shares to complete the merger of Merger Sub with and into the Company without a vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL (the “Merger”), with the Company surviving the Merger as an indirect, wholly owned subsidiary of Parent in accordance with the DGCL. Accordingly, on June 14, 2023, Merger Sub effected the Merger. At the effective time of the Merger (the “Effective Time”), each Share that was not (i) validly tendered and irrevocably accepted for purchase pursuant to the Offer, (ii) held by a holder who is entitled to demand appraisal and who has (or for which the “beneficial owner” (as defined in Section 262(a) of the DGCL) has) properly exercised appraisal rights with respect thereto in accordance with, and who has (and, to the extent applicable, for which the applicable beneficial owner has) complied with, Section 262 of the DGCL with respect to any such Shares held by such holder or (iii) held by the Company as treasury stock or owned by Parent, Merger Sub or any of Parent’s other subsidiaries (including Shares acquired pursuant to the Offer) was cancelled and converted into the right to receive the Merger Consideration in cash, without interest (but subject to applicable withholding).

Pursuant to the terms of Section 2.7(a) of the Merger Agreement, and except as otherwise agreed in writing by the Company, Parent and the holder thereof, each of the Company’s restricted stock unit awards (the “Company RSAs”) that was outstanding, whether vested or unvested as of immediately prior to the Effective Time, was automatically fully vested, cancelled and converted into the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Shares subject to such Company RSA.

Pursuant to the terms of Section 2.7(b) of the Merger Agreement, and except as otherwise agreed in writing by the Company, Parent and the holder thereof, each of the Company’s restricted stock units (the “Company RSUs”) that was outstanding, whether vested or unvested as of immediately prior to the Effective Time, was automatically fully vested, cancelled and converted into the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Shares subject to such Company RSU.

Pursuant to the terms of Section 2.7(c) of the Merger Agreement, and except as otherwise agreed in writing by the Company, Parent and the holder thereof, each of the Company’s performance-based restricted stock units of the Company and market stock units of the Company (collectively, the “Company PSUs”) that was outstanding, whether vested or unvested as of immediately prior to the Effective Time, was automatically fully vested, cancelled and converted into the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Shares subject to such Company PSU, with the achievement of the performance-based vesting metrics applicable to each Company PSU based on achievement of the applicable performance metrics as specified in the applicable award agreement.

Pursuant to the terms of Section 2.7(d) of the Merger Agreement, and except as otherwise agreed in writing by the Company, Parent and the holder thereof, each of the Company’s deferred stock units (the “Company DSUs”) that was outstanding, whether vested or unvested as of immediately prior to the Effective Time, was automatically fully vested, cancelled and converted into and will become the right to receive an amount in cash, without interest thereon (but subject to applicable withholding), equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the total number of Company DSUs credited to the holder’s account.

The aggregate consideration paid by Parent to acquire the Shares was approximately $715 million (including amounts payable to the holders of Company RSAs, Company RSUs, Company PSUs and Company DSUs, as described above). Parent obtained the funds necessary to fund the acquisition through proceeds from the borrowings under the Term Loan Agreement (as defined below), cash of the Company and cash on hand.

In connection with the Merger, Parent intends to cause the delisting of the Shares from the Nasdaq Global Select Market and the termination of the registration of the Shares under the Securities Exchange Act of 1934, as amended, as promptly as practicable following the consummation of the Merger as the requirements for such delisting and termination of registration are satisfied.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference herein from Exhibit 2.1 to the Current Report on Form 8-K filed by Parent with the Securities and Exchange Commission on May 3, 2023.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

As previously disclosed on Parent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2023 (the “Term Loan 8-K”), on May 31, 2023, Parent entered into a senior unsecured $600 million 3-year Term Loan Credit Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent, the lenders and other agents party thereto. The material terms of the Term Loan Agreement are described in Item 1.01 of the Term Loan 8-K, which description is incorporated herein by reference.

On June 14, 2023, Parent borrowed $600,000,000 under the Term Loan Agreement to fund a portion of the consideration paid to purchase the Shares in connection with the Offer and the Merger.

The foregoing description of the Term Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is incorporated by reference herein from Exhibit 10.2 to the Term Loan 8-K.

Item 8.01	Other Events.

On June 14, 2023, Parent issued a press release announcing the expiration and results of the Offer and the Merger. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of May 2, 2023, by and among Darden Restaurants, Inc., Ruby Acquisition Corporation and Ruth’s Hospitality Group, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Darden Restaurants, Inc., with the Securities and Exchange Commission on May 3, 2023).

10.2	Term Loan Agreement among Darden Restaurants, Inc., certain lenders party thereto and Bank of America, N.A., as administrative agent, dated May 31, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Darden Restaurants, Inc., with the Securities and Exchange Commission on June 1, 2023).

99.1	Press Release, dated June 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Parent agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Matthew R. Broad
Matthew R. Broad
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: June 14, 2023

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